Exhibit 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS

ATTORNEY AT LAW

1224 Washington Avenue

Miami Beach, Florida 33139

(305) 531-1174

Facsimile: (305) 531-1274

November 13, 2007

United States Securities and Exchange Commission

100 F Street

Washington, D.C. 20549

Re:  Willow Creek Enterprises, Inc. (the “Company”)

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the registration statement (the “Registration Statement") of the Company on Form SB-2, covering the registration under the Securities Act of 1933, as amended, of up to 2,866,666 shares (the “Registered Shares”) by existing shareholders of the Company of the Company’s common stock (the “Common Stock”).

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1.

The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement.

2.

The Company has an authorized capitalization of 100,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of Preferred Stock, $0.001 par value.

3.

I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

This  opinion  includes  my opinion  on  Delaware  law  including  the  Delaware Constitution,  all  applicable  provisions  of Delaware  statutes,  and reported judicial  decisions  interpreting  those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Joseph I. Emas

__________________________

 JOSEPH I. EMAS, ESQUIRE